Exhibit (i)

July 22, 2025

iShares Trust

c/o BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Re:	iShares Trust Funds Identified on Exhibit A

Ladies and Gentlemen:

We have acted as special Delaware counsel for iShares Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)

The Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 16, 1999, as amended and restated by the Restated Certificate of Trust of the Trust (as amended and restated, the “Certificate of Trust”), as filed with the Secretary of State on September 15, 2006;

(b)

The Agreement and Declaration of Trust, dated December 16, 1999, made by the trustee named therein, as amended and restated by the Agreement and Declaration of Trust, dated September 13, 2006, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 24, 2008, made by the trustees named therein, as further amended and restated by the Amended and Restated Agreement and Declaration of Trust, dated September 17, 2009 (as amended and restated on such date, the “Trust Instrument”), made by the trustees named therein;

iShares Trust

July 22, 2025

(c)

Post-Effective Amendment No. 2,838 (the “Amendment”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof, to the Trust’s Registration Statement on Form N-1A (File Nos. 333-92935 and 811-09729), filed with the SEC on December 16, 1999 (as amended by the Amendment, the “Registration Statement”);

(d)

The Amended and Restated By-Laws of the Trust (the “By-Laws”), as approved by the Board of Trustees of the Trust (the “Board”) on April 22, 2005, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on December 8, 2006, as further amended and restated by the Amended and Restated By-Laws of the Trust, as approved by the Board on August 13, 2009, as further amended and restated by the Amended and Restated By-Laws of the Trust in effect on the date hereof as approved by the Board on April 20, 2010 (as amended and restated on such date, the “By-laws”);

(e)	The Policy and Procedures Regarding the Naming of iShares Funds delegating naming determinations for series of the Trust to BlackRock Fund Advisors and its affiliated investment advisors;

(f)

Copies of certain resolutions adopted by the Board with respect to the creation of certain series of the Trust (each, a “Fund” as identified on Exhibit A attached hereto) and the issuance of certain shares of beneficial interest in such Fund (each, a “Share,” and collectively, the “Shares”);

(g)	A certificate of an officer of the Trust, dated as of July 18, 2024, relating to the filing of Post-Effective Amendment No. 2,753 with the SEC;

(h)	A certificate of an officer of the Trust (the “Officer’s Certificate”) with respect to certain matters, dated July 22, 2025; and

(i)	A Certificate of Good Standing for the Trust, dated July 21, 2025, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Instrument. The resolutions identified in paragraph (f) and in the officer’s certificate described in (g) and (h) above are collectively referred to herein as the “Resolutions.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

iShares Trust

July 22, 2025

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Instrument and the By-Laws constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Instrument, the By-laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Share has been or is to be issued by the Trust (collectively, the “Shareholders”) for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, and (vii) that the officers of the Trust acted within their authority when registering the names of the Funds as such names appear in the Registration Statement, and (viii) that the Shares have been and are issued and sold to the Shareholders in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Shares of the Trust have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

iShares Trust

July 22, 2025

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/MMK/AMB1

EXHIBIT A

iShares Trust

Funds

iShares Asia 50 ETF

iShares Biotechnology ETF

iShares Blockchain and Tech ETF

iShares Copper and Metals Mining ETF

iShares Core S&P 500 ETF

iShares Core S&P Mid-Cap ETF

iShares Core S&P Small-Cap ETF

iShares Core S&P Total U.S. Stock Market ETF

iShares Core S&P U.S. Growth ETF

iShares Core S&P U.S. Value ETF

iShares Emerging Markets Infrastructure ETF

iShares Environmental Infrastructure and Industrials ETF

iShares ESG Select Screened S&P 500 ETF

iShares ESG Select Screened S&P Mid-Cap ETF

iShares ESG Select Screened S&P Small-Cap ETF

iShares Europe ETF

iShares Expanded Tech Sector ETF

iShares Expanded Tech-Software Sector ETF

iShares Focused Value Factor ETF

iShares Future AI & Tech ETF

iShares Future Metaverse Tech and Communications ETF

iShares Global 100 ETF

iShares Global Comm Services ETF

iShares Global Consumer Discretionary ETF

iShares Global Consumer Staples ETF

iShares Global Energy ETF

iShares Global Financials ETF

iShares Global Healthcare ETF

iShares Global Industrials ETF

iShares Global Infrastructure ETF

iShares Global Materials ETF

iShares Global Tech ETF

iShares Global Timber & Forestry ETF

iShares Global Utilities ETF

iShares India 50 ETF

iShares International Developed Small Cap Value Factor ETF

iShares International Dividend Growth ETF

iShares JPX-Nikkei 400 ETF

iShares Latin America 40 ETF

iShares Lithium Miners and Producers ETF

iShares Micro-Cap ETF

iShares Mortgage Real Estate ETF

iShares MSCI USA Quality GARP ETF

iShares Nasdaq-100 ex Top 30 ETF

iShares Nasdaq Top 30 Stocks ETF

iShares North American Natural Resources ETF

iShares Preferred and Income Securities ETF

iShares Residential and Multisector Real Estate ETF

iShares Russell 1000 ETF

iShares Russell 1000 Growth ETF

iShares Russell 1000 Value ETF

iShares Russell 2000 ETF

iShares Russell 2000 Growth ETF

iShares Russell 2000 Value ETF

iShares Russell 2500 ETF

iShares Russell 3000 ETF

iShares Russell Mid-Cap ETF

iShares Russell Mid-Cap Growth ETF

iShares Russell Mid-Cap Value ETF

iShares Russell Top 200 ETF

iShares Russell Top 200 Growth ETF

iShares Russell Top 200 Value ETF

iShares S&P 100 ETF

iShares S&P 500 Growth ETF

iShares S&P 500 Value ETF

iShares S&P Mid-Cap 400 Growth ETF

iShares S&P Mid-Cap 400 Value ETF

iShares S&P Small-Cap 600 Growth ETF

iShares S&P Small-Cap 600 Value ETF

iShares Semiconductor ETF

iShares Top 20 U.S. Stocks ETF

iShares U.S. Aerospace & Defense ETF

iShares U.S. Broker-Dealers & Securities Exchanges ETF

iShares U.S. Digital Infrastructure and Real Estate ETF

iShares U.S. Healthcare Providers ETF

iShares U.S. Home Construction ETF

iShares U.S. Infrastructure ETF

iShares U.S. Insurance ETF

iShares U.S. Manufacturing ETF

iShares U.S. Medical Devices ETF

iShares U.S. Oil & Gas Exploration & Production ETF

iShares U.S. Oil Equipment & Services ETF

iShares U.S. Pharmaceuticals ETF

iShares U.S. Real Estate ETF

iShares U.S. Regional Banks ETF

iShares U.S. Telecommunications ETF

iShares US Small Cap Value Factor ETF